Exhibit 99.1

July 23, 2014

Press Release

Source:	Farmers National Banc Corp.
Kevin J. Helmick, President and CEO
20 South Broad Street P.O. Box 555
Canfield, OH 44406
330.533.3341
Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

2014 SECOND QUARTER FINANCIAL RESULTS

•	126 consecutive quarters of profitability

•	Net income per diluted share for three months ended June 30, 2014 was $0.13, an increase of 30% compared to $0.10 for the second quarter, 2013

•	Efficiency ratio for the second quarter improved to 69.68%, compared to 77.16% for the same quarter in 2013

•	Loans increased 6.9% since June 30, 2013

•	Non-performing assets to total assets remain at low levels, 0.75% at June 30, 2014

CANFIELD, Ohio (July 23, 2014) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three and six months ended June 30, 2014.

Net income for the three months ended June 30, 2014 was $2.4 million, or $0.13 per diluted share, which compares favorably to $1.9 million, or $0.10 per diluted share for the second quarter ended June 30, 2013. Net income for the six months ended June 30, 2014 was $4.5 million, a 17.3% increase compared to $3.9 million for the same period in 2013. On a per share basis, net income for the six months ended June 30, 2014 was $0.24, an increase of 14.3% compared to the six month period ended June 30, 2013.

Kevin J. Helmick, President and CEO, stated, “Our improvement in net income for the six months ended June 30, 2014 and the second quarter of 2014 is a result of our continued focus on increasing fee income and control of noninterest expenses. The continued focus on increasing fee-based revenues and reducing expenses has also contributed to an improvement in our efficiency ratio to 69.8% from 74.9% during the first six months of 2014 compared to the same period in 2013. It is important to note that noninterest income has increased 17.7% in comparing the second quarter of 2014 to the second quarter of 2013, while noninterest expenses decreased 4.5%. We are also pleased to report that loans increased 6.9% in the past twelve months.”

2014 Second Quarter Financial Highlights

•	Loan growth

Total loans were $637.8 million at June 30, 2014, compared to $596.8 million at June 30, 2013. This represents an increase of 6.9%. The increase in loans is a direct result of Farmers’ focus on loan growth utilizing a talented lending and credit team while adhering to a sound underwriting discipline. Most of the increase in loans has occurred in the commercial real estate, commercial and industrial and residential real estate loan portfolios. Loans comprised 58.8% of the Bank’s average earning assets in 2014, an improvement compared to 56.1% in 2013.

•	Loan quality

Non-performing assets to total assets remain at a safe level, currently at 0.75%. Early stage delinquencies also continue to remain at low levels, at $3.5 million or 0.54% of total loans at June 30, 2014.

•	Net interest margin

The net interest margin for the quarter ended June 30, 2014 was 3.54%, a decrease of 2 basis points from 3.56% reported for the quarter ended March 31, 2014. Asset yields decreased 5 basis points, while the cost of interest-bearing liabilities decreased 2 basis points.

•	Noninterest income

Noninterest income was $3.8 million for the second quarter of 2014, a 17.7% improvement compared to the same quarter in 2013. Trust fees increased $161 thousand or 11.6% and service charges on deposit accounts also increased $90 thousand or 17.2%. The company also added $272 thousand in retirement plan consulting fees earned from the entity acquired in July 2013, National Associates, Inc.

•	Noninterest expenses

The Company underwent a cost reduction program in 2013 that included the closure of two retail branch locations and the elimination of several full time positions. During the first six months of 2014, the company has remained committed to keeping noninterest expenses at a more manageable level. As a result of these actions, the Company’s noninterest expenses decreased to $9.4 million for the quarter ended June 30, 2014, compared to the $9.8 million reported in the second quarter in 2013.

2014 Outlook

Mr. Helmick continued: “Following a slow first quarter in terms of loan growth and fee income, we were pleased with improvements in both of these areas during the second quarter. We continue to look forward to the ensuing quarters as the economic outlook begins to improve. We also continue our discipline of closely monitoring levels of non-interest expense while growing non-interest revenues.”

Farmers National Banc Corp. is the bank holding company for the Farmers National Bank of Canfield, Farmers National Insurance, LLC, Farmers Trust Company and National Associates, Inc. Farmers’ operates eighteen banking offices throughout Mahoning, Trumbull, Columbiana and Stark Counties and two trust offices located in Boardman and Howland. Farmers offers a wide range of banking and investment services to companies and individuals, and maintains a website at www.farmersbankgroup.com.

Non-GAAP Disclosure

This press release includes disclosures of Farmers tangible common equity ratio and pre-tax, pre-provision income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2013, which has been filed with the Securities and Exchange Commission and is available on Farmers’ website (www.farmersbankgroup.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income

	For the Three Months Ended					For the Six Months Ended
	June 30, 2014	March 31, 2014	Dec. 30, 2013	Sept 30, 2013	June 30, 2013	June 30, 2014	June 30, 2013	Percent Change
Total interest income	$10,118	$10,063	$10,298	$10,122	$10,273	$20,181	$20,539	-1.7%
Total interest expense	1,166	1,207	1,257	1,274	1,234	2,373	2,532	-6.3%

Net interest income	8,952	8,856	9,041	8,848	9,039	17,808	18,007	-1.1%
Provision for loan losses	300	330	525	340	170	630	425	48.2%
Other income	3,797	3,433	3,641	4,173	3,225	7,230	6,100	18.5%
Other expense	9,378	9,141	9,221	10,926	9,822	18,519	18,910	-2.1%

Income before income taxes	3,071	2,818	2,936	1,755	2,272	5,889	4,772	23.4%
Income taxes	720	627	641	143	404	1,347	899	49.8%

Net income	$2,351	$2,191	$2,295	$1,612	$1,868	$4,542	$3,873	17.3%

Average shares outstanding	18,781	18,778	18,776	18,776	18,747	18,780	18,771
Pre-tax pre-provision income	$3,371	$3,148	$3,461	$2,095	$2,442	$6,519	$5,197
Basic and diluted earnings per share	0.13	0.12	0.12	0.09	0.10	0.24	0.21
Cash dividends	563	563	563	563	557	1,127	1,121
Cash dividends per share	0.03	0.03	0.03	0.03	0.03	0.06	0.06
Performance Ratios
Net Interest Margin (Annualized)	3.54%	3.56%	3.53%	3.47%	3.63%	3.55%	3.65%
Efficiency Ratio (Tax equivalent basis)	69.68%	69.87%	67.96%	81.64%	77.16%	69.77%	74.88%
Return on Average Assets (Annualized)	0.83%	0.78%	0.78%	0.56%	0.66%	0.80%	0.69%
Return on Average Equity (Annualized)	7.85%	7.65%	7.23%	5.60%	6.21%	7.74%	6.48%
Dividends to Net Income	23.95%	25.70%	24.53%	34.93%	29.82%	24.81%	28.94%

Consolidated Statements of Financial Condition

	June 30, 2014	March 31, 2014	Dec. 30, 2013	Sept 30, 2013	June 30, 2013
Assets
Cash and cash equivalents	$28,070	$29,333	$27,513	$40,303	$26,587
Securities available for sale	409,285	427,625	422,985	438,127	443,833
Loans held for sale	275	1,026	158	1,016	4,612
Loans	637,774	626,186	630,684	611,349	596,838
Less allowance for loan losses	7,356	7,387	7,568	7,369	7,590

Net Loans	630,418	618,799	623,116	603,980	589,248

Other assets	65,238	64,217	63,554	64,693	59,209

Total Assets	$1,133,286	$1,141,000	$1,137,326	$1,148,119	$1,123,489

Liabilities and Stockholders’ Equity
Deposits	$907,443	$923,033	$915,216	$903,410	$901,886
Other interest-bearing liabilities	93,807	92,815	101,439	118,322	101,589
Other liabilities	11,016	7,829	7,664	13,863	5,698

Total liabilities	1,012,266	1,023,677	1,024,319	1,035,595	1,009,173
Stockholders’ Equity	121,020	117,323	113,007	112,524	114,316

Total Liabilities and Stockholders’ Equity	$1,133,286	$1,141,000	$1,137,326	$1,148,119	$1,123,489

Period-end shares outstanding	18,781	18,781	18,776	18,776	18,547
Book value per share	$6.44	$6.25	$6.02	$5.99	$6.16
Tangible book value per share	5.91	5.71	5.47	5.43	5.85
Capital and Liquidity
Total Capital to Risk Weighted Assets (a)	16.71%	16.51%	16.26%	16.28%	17.25%
Tier 1 Capital to Risk Weighted Assets (a)	15.67%	15.47%	15.19%	15.22%	16.08%
Tier 1 Capital to Average Assets (a)	9.89%	9.73%	9.36%	9.29%	9.64%
Equity to Asset Ratio	10.68%	10.28%	9.94%	9.80%	10.18%
Tangible Common Equity Ratio	9.89%	9.48%	9.11%	8.96%	9.71%
Net Loans to Assets	55.63%	54.23%	54.79%	52.61%	52.45%
Loans to Deposits	70.28%	67.84%	68.91%	67.67%	66.18%
Asset Quality
Non-performing loans (b)	$8,140	$8,494	$9,091	$9,124	$8,079
Other Real Estate Owned	352	174	171	208	295
Non-performing assets	8,492	8,668	9,262	9,332	8,374
Loans 30 - 89 days delinquent (b)	3,460	2,473	3,600	2,348	2,497
Charged-off loans	650	836	620	915	456
Recoveries	319	325	294	354	367
Net Charge-offs	331	511	326	561	89
Annualized Net Charge-offs to Average Net Loans Outstanding	0.21%	0.34%	0.22%	0.38%	0.06%
Allowance for Loan Losses to Total Loans	1.15%	1.18%	1.20%	1.21%	1.27%
Non-performing Loans to Total Loans	1.28%	1.36%	1.44%	1.49%	1.35%
Allowance to Non-performing Loans	90.37%	86.97%	83.25%	80.77%	93.95%
Non-performing Assets to Total Assets	0.75%	0.76%	0.81%	0.81%	0.75%

(a)	June 30, 2014 ratio is estimated
(b)	Amounts reported are unpaid principal balance

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	June 30, 2014	March 31, 2014	Dec. 30, 2013	Sept 30, 2013	June 30, 2013
Stockholders’ Equity	$121,020	$117,323	$113,007	$112,524	$114,316
Less Goodwill and other intangibles	9,960	10,151	10,343	10,546	5,836

Tangible Common Equity	$111,060	$107,172	$102,664	$101,978	$108,480

Reconciliation of Total Assets to Tangible Assets

	June 30, 2014	March 31, 2014	Dec. 30, 2013	Sept 30, 2013	June 30, 2013
Total Assets	$1,133,286	$1,141,000	$1,137,326	$1,148,119	$1,123,489
Less Goodwill and other intangibles	9,960	10,151	10,343	10,546	5,836

Tangible Assets	$1,123,326	$1,130,849	$1,126,983	$1,137,573	$1,117,653

Reconciliation of Income Before Taxes to Pre-Tax, Pre-Provision Income

	For the Three Months Ended					For the Six Months Ended
	June 30, 2014	March 31, 2014	Dec. 30, 2013	Sept 30, 2013	June 30, 2013	June 30, 2014	June 30, 2013
Income before income taxes	$3,071	$2,818	$2,936	$1,755	$2,272	$5,889	$4,772
Provision for loan losses	300	330	525	340	170	630	425

Pre-tax, pre-provision income	$3,371	$3,148	$3,461	$2,095	$2,442	$6,519	$5,197